Exhibit 10.90

Execution Version

ADMINISTRATIVE AMENDMENT, dated as of December 27, 2023 (this “Amendment”), to the SIXTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 9, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AVIS BUDGET HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), AVIS BUDGET CAR RENTAL, LLC, a Delaware limited liability company (the “Borrower”), AVIS BUDGET GROUP, INC., a Delaware corporation, the Subsidiary Borrowers party thereto, the several lenders from time to time party thereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower and the Administrative Agent have identified an ambiguity, omission, defect or inconsistency of a technical nature in connection with the commencement date of the repayment of the Tranche C Term Loans set forth in Section 2.3(b) of the Credit Agreement;
NOW, THEREFORE, pursuant to Section 10.1(e) of the Credit Agreement the parties hereto hereby agree as follows:
Section 1.DEFINITIONS.
1.1 Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement unless otherwise defined herein.
Section 2.ADMINISTRATIVE AMENDMENT PURSUANT TO SECTION 10.1(e).
2.1 Amendment of the Commencement Date of the Tranche C Term Loans Repayment. Pursuant to Section 10.1(e) of the Credit Agreement, the Borrower and the Administrative Agent hereby provide written notice to the Lenders that the commencement date of the repayment of the Tranche C Term Loans set forth in Section 2.3(b) of the Credit Agreement is amended to correct an ambiguity, omission, defect or inconsistency of a technical nature in the Credit Agreement, which amendment shall become effective without any further action or consent of any Person if the Administrative Agent shall not have received, within five Business Days of the first date a draft of this Amendment is posted or otherwise provided for review by the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to this Amendment. In accordance with the foregoing, clause (b) of Section 2.3 of the Credit Agreement is hereby amended to delete “March 31, 2023” and insert in lieu thereof “March 31, 2024”.
2.2 Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied:
(a)    Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by the Borrower and the Administrative Agent.
(b)    No objection. The Administrative Agent shall not have received, within five Business Days of the first date a draft of this Amendment is posted or otherwise provided for review by the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to this Amendment.

2.3 Continuing Effect; No Other Waivers or Amendments. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. The amendments provided for herein are limited to the specific subsections of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period. Except as expressly amended, consented to or waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. Upon the effectiveness of the amendments set forth herein, on and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
2.4 Loan Documents. Each Loan Party executing this Amendment confirms and agrees that notwithstanding the effectiveness of this Amendment, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by this Amendment.
2.5 Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile and electronic (e.g. “.pdf”, or “.tif”) transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
2.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

AVIS BUDGET CAR RENTAL, LLC,
as Borrower

By	/s/ David T. Calabria
Name: David T. Calabria
Title: Senior Vice President and Treasurer

[Signature Page to Administrative Amendment]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By	/s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

[Signature Page to Administrative Amendment]